Exhibit 5.1

ATTORNEYS AT LAW 111 Huntington Avenue Boston, Massachusetts 02199 617.342.4000 TEL 617.342.4001 FAX www.foley.com

December 1, 2020

FuelCell Energy, Inc.

3 Great Pasture Road

Danbury, Connecticut 06810

Ladies and Gentlemen:

We have acted as counsel to FuelCell Energy, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance and sale by the Company from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act, of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), in the manner set forth in the Prospectus.

In connection with our representation, we have examined: (a) the Registration Statement, including the Prospectus and the exhibits (including those incorporated by reference) constituting a part of the Registration Statement; (b) the Certificate of Incorporation of the Company, as amended to date; (c) the Amended and Restated By-laws of the Company, as amended to date; (d) resolutions of the Company’s Board of Directors relating to the filing of the Registration Statement and the sale of the Common Stock covered by the Registration Statement; and (e) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents, certificates and instruments submitted to us as copies. We have also assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and will comply with all applicable laws; (ii) one or more supplements to the Prospectus and/or other offering materials (each a “Prospectus Supplement”), if required, will have been prepared and filed with the Commission describing the offering; (iii) all shares of Common Stock will be issued and sold in compliance with applicable securities laws and in the manner stated in the Registration Statement and any applicable Prospectus Supplement; and (iv) a definitive purchase, underwriting or similar agreement, if any, will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

AUSTIN Boston CHICAGO dallas DENVER	DETROIT houston JACKSONVILLE LOS ANGELES MADISON	MEXICO CITY MIAMI MILWAUKEE NEW YORK ORLANDO	SACRAMENTO SAN DIEGO SAN FRANCISCO SILICON VALLEY TALLAHASSEE	TAMPA WASHINGTON, D.C. BRUSSELS TOKYO

December 1, 2020

Based on the foregoing, we are of the opinion that:

1.           The Company is a corporation validly existing and in good standing under the laws of the State of Delaware.

2.           All requisite action necessary to make any shares of Common Stock offered by the Company validly issued, fully paid and nonassessable will have been taken when:

a.            The Company’s Board of Directors, or a committee thereof duly authorized by the Board of Directors, shall have adopted appropriate resolutions to authorize the sale of the Common Stock; and

b.            Such shares of Common Stock shall have been sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such sale, and the acts, proceedings and documents referred to above.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K promulgated under the Securities Act. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus forming a part thereof. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ foley & lardner llp